Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 3, 2021 and May 10, 2021, with respect to the consolidated financial statements of Rimini Street, Inc. and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California

August 4, 2021